Exhibit 10.19

                                                                  EXECUTION COPY





                            TUG CHINA BONUS AGREEMENT

                                  by and among

                    Sea Master Logistics (Holdings) Limited.

                                       and

                            Robert Lee and Robert Wu




                                 October 2, 2006




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                            TUG CHINA BONUS AGREEMENT

         THIS TUG CHINA BONUS AGREEMENT (the "Agreement") is dated October 2, 2006 by and among SEA MASTER LOGISTICS (HOLDING) LIMITED, a Hong Kong corporation (the "SeaMaster"), and each of Robert Lee and Robert Wu (the "Executives").

                                   WITNESSETH:

         WHEREAS, SeaMaster is engaged or will engage in, the business of providing ocean, air and land transportation intermediary services in China to major retailers, wholesalers, importers, and domestic manufacturers in the Transpacific trade lanes as an international freight agency (collectively, the "Logistics Business");

         WHEREAS, the Executives historically conducted Logistic Business in China through Shanghai Pudong International Transportation Co., Ltd. with a pro forma revenue of US$25,000,000 in 2005, and desire to conduct that business through SeaMaster or SeaMaster (China) Logistics, Ltd., and SeaMaster desires to handle this business.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereby agree as follows:

                                    ARTICLE I

                            EXECUTIVES COMPENSATION

         1.1 COMPENSATION:

         Cash Payment: SeaMaster will pay the Executives a cash payment based upon the achievement of specific EBITDA Targets (as defined in the SeaMaster Sale and Purchase Agreement) of the Executive's Logistic Business (as defined below) per annum ("Cash Payments"). It is understood that the revenue contributed to the EBITDA Targets by the Executives' Logistic Business is in addition to the Seller's Logistic Business (as defined in the SeaMaster Sale and Purchase Agreement). The EBITDA Target shall be calculated using funds received by SeaMaster free and clear of any encumbrance. The estimated Cash Payment in each of the following years is: Year 1 is US$550,000, Year 2 is US$550,000, Year 3 is US$550,000, Year 4 is US$550,000, and Year 5 is US$550,000. The Cash Payments would be paid forty-five (45) days after the first quarter of each calendar year (the "Payment Date"), subject to the availability of sufficient cash flow and the Credit Agreement. If the Cash Payment is not paid within the period of forty-five (45) days after the Payment Date, it will be paid subsequently in full with accrued interest at an agreed money market rate subject to the terms of the Credit Agreement. "Executives' Logistics Business" means: the net revenue received from any co-load business and agent business of the Executives, and the Executives' controlled business (excluding business controlled by Peter Stone and SeaMaster) evidenced by written agreement for the Transpacific trade lanes originating from any offices previously used by the Executives pre-Closing in China, and excludes any other trade lane volume, such as Europe/Asia, introduced to Executives by the Company or any of its affiliates or personnel or controlled by, the Company or other personnel or assets affiliated with the Company (except any former employees of Executives' China agency (other than Peter Stone)), which shall not be counted towards the Cash Payment or revenue of Executives' Logistics Business (the "Excluded Cargo"). SeaMaster shall charge against the Executives' Logistic Business a management fee equal to US$10,000.


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         1.2  DISBURSEMENT OF  COMPENSATION.  The Executives agree that the Cash
Payment shall be disbursed as specified in Schedule 1.2 attached hereto and made a part hereof and to the bank accounts set forth therein.

                                   ARTICLE II

                                   COVENANTS

         2.1 FURTHER ASSURANCES AND ASSISTANCE. SeaMaster and the Executives shall, from time to time, at the request of SeaMaster, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, assurances and take such other action as SeaMaster may reasonably request and as may be reasonably necessary in order to effectuate the terms of this Agreement.

         2.2 ACCOUNTS RECEIVABLE. The Executives shall use their reasonable efforts to collect and account for all accounts receivable that will be reflected on the Closing Balance Sheet. Based upon the audited Closing Balance Sheet, the parties agree that upon delivery of the final determination of the Closing Balance Sheet, a net accounts receivable equal to accounts receivable as set forth on such balance sheet less the allowance for doubtful accounts as set forth thereon will be calculated (the "Net Receivables"). Forty-Five (45) days prior to the Cash Payment Date, amounts received by SeaMaster in connection with the Executives' Logistic Business will be applied to the specific invoice designated by the customer remittance. In applying any payment made by an account debtor, such payment shall be applied to any account receivable to which it clearly relates by reason of the amount thereof, and otherwise, as shall be specified by the customer at the time of the making thereof or upon subsequent inquiry by SeaMaster.

         2.3 ACCOUNTS PAYABLE. Upon request, SeaMaster shall furnish to the Executives lists of accounts payable and accrued expenses of the Executives' Logistics Business.

                                   ARTICLE III

                                 MISCELLANEOUS

         3.1 AMENDMENT. This Agreement may amended only by a written instrument executed by all parties hereto.

         3.2 TERMINATION. This Agreement may be terminated at any time by the mutual agreement of the parties, with the consent of Maritime US Logistics Holdings Inc.

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         3.3  ARBITRATION.  In the event of any  dispute,  the parties  agree to arbitrate such matter in New York City, pursuant to the rules of the American Arbitration Association, and SeaMaster shall nominate one arbitrator, the Executives shall nominate one arbitrator, and the two chosen arbitrators shall select a third independent arbitrator. The finding of a majority of the arbitrators shall be binding on the parties.

         3.4 EXPENSE. Except as provided elsewhere in this Agreement, each party hereto shall assume and bear all expenses, costs and fees incurred or assumed by such party in the preparation and execution of this Agreement. SeaMaster shall assume the cost and expense of any arbitration.

         3.5 ASSIGNMENT. This Agreement may not be assigned by either party hereto without the prior consent of the other party.

         3.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts which together shall constitute one and the same document.

         3.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

         3.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         3.9 NO THIRD PARTY BENEFICIARIES. No provision of this Agreement shall create nor confer upon any person and third party beneficiary rights or otherwise.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

MARITIME LOGISTICS US HOLDINGS INC.      SEA MASTER LOGISTICS (HOLDING), LIMITED

By: /s/ [signature illegible]            By: /s/ Peter Stone
   ------------------------------           ------------------------------
   Name:                                    Name: PETER STONE
   Title:                                   Title: MANAGING DIRECTOR





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Robert Lee                               Robert Wu


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